EXHIBIT 10.1

                     IVAX CORPORATION 1985 STOCK OPTION PLAN
                               (revised 12/19/97)

              1. PURPOSES. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options", as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options", at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the written option agreement.

              2. DEFINITIONS. As used herein, the following definitions shall apply:

              (a) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

              (b) "COMMON STOCK" shall mean the Common Stock of the Company (see
Section 9 below).

              (c) "COMPANY" shall mean IVAX Corporation, a Florida corporation (formerly IVACO Industries, Inc., Inland Vacuum Industries, Inc., and IVAX Corporation, each a Delaware corporation).

              (d) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee.

              (e) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

              (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

              (g) "INCENTIVE STOCK OPTION" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

              (h) "NONQUALIFIED STOCK OPTION" shall mean a stock option not intended to qualify as an Incentive Stock Option.

              (i) "OPTION" shall mean a stock option granted pursuant to the Plan.

              (j) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

              (k) "OPTIONEE" shall mean an Employee or other person who receives an Option.

              (l) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Internal Revenue Code of 1986, as amended.

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              (m) "RULE 16b-3" shall mean Rule 16b-3 promulgated by the
Securities and Exchange Commission under the Exchange Act or any successor rule.

              (n) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

              (o) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

              3. STOCK. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is Eleven Million Five Hundred Thousand (11,500,000) shares of authorized, but unissued, or reserved $.10 par value Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

              4. ADMINISTRATION.

              (a) PROCEDURE. The Plan shall be administered by a Committee appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the plan, and provided, further, that all members of the Committee must be "disinterested persons" as defined in Rule 16b-3.

              (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, including, without limitation, Section 6 of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422A of the Internal Revenue Code of 1986, as amended, or to grant Nonqualified Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 9(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 9(a) of the Plan; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may require the voluntary surrender of all or any portion of any Option granted under the Plan as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and


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conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be unexercisable and the Shares previously subject to such Options shall be available for the grant of other Options.

              (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

              5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as directors (in accordance with the provisions of Section 6 of the Plan), independent contractors and agents, as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

              No Incentive Stock Option may be granted to an Employee before January 1, 1987 if, as the result of such grant, the aggregate fair market value (determined as of the time each option was granted) of the Shares for which such Optionee has been granted Incentive Stock Options during the calendar year under all incentive stock option plans of the Company and any Parent and Subsidiary would exceed One Hundred Thousand Dollars ($100,000) plus any unused limit carryover from each of the three immediately preceding calendar years. For purposes of this provision, "unused limit carryover" means one-half of the excess, if any, of One Hundred Thousand Dollars ($100,000) over the aggregate fair market value (determined as of the time the option was granted) of the stock for which the Optionee was granted Incentive Stock Options under all incentive stock option plans of the Company or any Parent or Subsidiary in the calendar year.

              In the case of Incentive Stock Options granted after December 31, 1986, no such Incentive Stock Option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the Shares with respect to which such Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any Parent and Subsidiary) shall exceed One Hundred Thousand ($100,000).

              The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

              6. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Each person who is a non-Employee director of the Company on the day following the 1991 Annual Meeting of Stockholders of the Company shall automatically receive on such date an Option to acquire 5,000 Shares of the Company's Common Stock. Thereafter, each person who is a non-Employee director of the Company on the day following any future annual meetings of stockholders of the Company shall automatically receive on such date an Option to acquire 5,000 Shares of the Company's Common Stock. The number of Shares subject to the Options to be granted under this Section 6, shall be adjusted in the event of a stock split or payment of a stock dividend in accordance with the provisions of Section 12 of the Plan as if such Options were outstanding on the record date with respect to such events, provided, however, that such adjustment shall not be applicable to any stock split or stock dividend declared or recommended by the Board of Directors of the Company at or prior to the 1991 Annual Meeting of


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Stockholders of the Company. The per Share exercise price for the Shares to be issued pursuant to options granted under this Section 6 shall be as set forth in
Section 9(a)(ii) of the Plan. The foregoing formula may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. Non-Employee directors shall have the right, if they so wish, to decline receipt of any options to be granted under this Section 6 of the Plan.

              7. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of (i) its adoption by the Board of Directors, or (ii) its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect until June 30, 1995 unless sooner terminated under Section 14 of the Plan.

              8. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the stock option agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's stock option agreement.

              9. EXERCISE PRICE AND CONSIDERATION.

              (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

              (i) In the case of an Incentive Stock Option

                  (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                  (B) granted to an Employee, the per share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

              (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 6 of the Plan, shall be equal to one hundred percent (100%) of the fair market value per Share on the date of the grant.

              (b) The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices or, if applicable, the closing price of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation [NASDAQ] System) or, in the event the


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

Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

              (c) The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist of cash or check in an amount equal to the aggregate exercise price of the Shares as to which said Option shall be exercised. Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer designated by the Company to sell (or margin) a sufficient portion of the Shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. For purposes of this Section 9(c), the exercise date of such Option shall be the date on which such documents have been delivered to the Company or its designated agent.

              10. EXERCISE OF OPTION.

              (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9(c) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b) TERMINATION OF STATUS AS AN EMPLOYEE. If any Employee ceases to be in Continuous Status as an Employee, other than (i) by reason of retirement or (ii) as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall be exercisable within twelve months after the date he ceases to be in Continuous Status as an Employee (or such longer period as the Committee shall determine) to the extent the Employee was entitled to exercise such Option as of the date of his termination of employment.

              (c) RETIREMENT OF OPTIONEE. If any Employee ceases to be in Continuous Status as an Employee by reason of such Employee's retirement, any Option held by such Employee shall be exercisable within thirty-six months after the date he ceases to be in Continuous Status as an Employee to the extent that he was entitled to exercise such Option as of the date of his retirement. For purposes


                                      -5-
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of the Plan, "retirement" means termination of services as an Employee at or after age 65 other than as a result of deliberate, willful or gross misconduct.

              (d) TERMINATION FOR MISCONDUCT. If any Employee ceases to be in Continuous Status as an Employee as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee.

              (e) DEATH OF OPTIONEE. Subject to the provisions of the Plan, any Option held by an Optionee at the time of his death may be subsequently exercised by the legal representative of the Optionee's estate or by the person or persons who acquired the right to exercise the Option by bequest or inheritance but only to the extent the Optionee was entitled to exercise such Option as of the date of his death. In the event of the death of an Optionee during the final three months of the time period specified in Section 10(b) or 10(c), as applicable, the Option may be exercised, at any time within three 3 months following the date of his death, by the Optionee's estate or by a person or persons who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise such Option as of the date of his death.

              (f) EXPIRATION OF OPTIONS. None of the events described above in this Section 10 shall extend the period of exercisability of the Option beyond the expiration date thereof. To the extent that an Optionee was not entitled to exercise an Option on the date he ceased to be in Continuous Status as an Employee or the date of the Optionee's death, or if he does not exercise such Option (which he was entitled to exercise) within the time period specified in this Section 10, the Option shall terminate and become null and void. Notwithstanding the provisions of Section 10(b), 10(c) or 10(e) of the Plan, no Options shall be exercisable after an Optionee ceases to be in Continuous Status as an Employee in the event the Optionee shall have during the time period in which his Options are exercisable, engaged in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or constitutes a breach of any obligation of the Optionee to the Company. In such event, the Optionee shall forfeit all rights to any unexercised Option as of the date of such deliberate action.

              11. NON-TRANSFERABILITY OF OPTIONS. The option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised, during the life time of the Optionee, only by the Optionee.

              12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Options, (ii) the number and kind of Shares issued or issuable in respect of outstanding Options,
(iii) the maximum number of Shares with


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respect to which Options may be granted to any Employee, and (iv) the vesting, exercisability, exercise price, grant price, or purchase price relating to any Option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Option; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code; and provided further, however, that conversion of any convertible securities of the Company shall not be deemed to dilute or enlarge the rights of Optionees under the Plan. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

              In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee or the Board of Directors of the Company. The Committee or the Board of Directors of the Company may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors of the Company and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

              13. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

              14. AMENDMENT AND TERMINATION OF THE PLAN.

              (a) Subject to the limitations set forth in Section 6 of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote: (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan; (ii) any change in the designation of the class of persons eligible to be granted options; or (iii) any material increase in the benefits accruing to participants under the Plan.

              (b) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 14(a) of the Plan is made, such shareholder approval shall be solicited as described in Section 18 of the Plan.

              (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

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

              15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

              16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              17. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board of Directors of the Company or the Committee shall approve.

              18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be; (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished. If such shareholder approval is obtained by written consent in the absence of a Shareholders' Meeting, it must be obtained by the written consent of all shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

              19. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

              20. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors of the Company or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock

Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422A of the Internal Revenue Code of 1986, as amended.

              21. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

              22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

              23. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

              24. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

              25. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

              26. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.


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